FORM OF
                           DIRECTORS POWER OF ATTORNEY


City of Minneapolis


State of Minnesota


         Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                1933 Act              1940 Act
                              Reg. Number           Reg. Number
[Company name]                 [number]              [number]

hereby constitutes and appoints [Name] and [Name] or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead and any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the [date] day of [month], [year].


RESOLVED, That the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, may sign an document, including, but not limited to, a consent; a power of attorney; an assignment; or a contract when, in the judgment of the officer, there appears appropriate authority to do so; and further,

RESOLVED, That each officer may give a power of attorney to one or more other officers for the purpose of signing the registration statement and any other filing as deemed appropriate by the officer; and those other officers may exercise the authority granted by the power of attorney by signing the documents as permitted by Rule 483(b) of the securities Act of 1933.